As filed with the Securities and Exchange Commission on May 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIVASCULAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0807313
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3910 Brickway Blvd., Santa Rosa, CA	95403
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

Christopher G. Chavez

Chief Executive Officer

TriVascular Technologies, Inc.

3910 Brickway Blvd.

Santa Rosa, CA 95403

(Name and address of agent for service)

(707) 543-8800

(Telephone number, including area code, of agent for service)

Copies to:

Julia Vax, Esq. Michael Rosenthall, Esq. Arnold & Porter LLP Three Embarcadero Center, Tenth Floor San Francisco, CA 94111	Kimberley Elting, Esq. General Counsel TriVascular Technologies, Inc. 3910 Brickway Blvd. Santa Rosa, CA 95403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, $0.01 par value per share
2014 Equity Incentive Plan	815,307 shares (2)	$5.70	$4,647,250	$540
2014 Employee Stock Purchase Plan	121,601 shares (3)	$5.70	$693,126	$81
Total	936,908 shares	$5.70	$5,340,376	$621

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) on January 1, 2015 pursuant to an “evergreen” provision contained in the 2014 Plan.
(3)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “Purchase Plan”) on January 1, 2015 pursuant to an “evergreen” provision contained in the Purchase Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $5.70, the average of the high and low price of our Common Stock as reported on the NASDAQ Global Select Market on May 26, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 936,908 shares of common stock of TriVascular Technologies, Inc. (the “Company”) issuable pursuant to the Company’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan for which a Registration Statement on Form S-8 relating to the same plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The contents of the Company’s registration statement on Form S-8 filed with the SEC on April 25, 2014 (Registration No. 333-195490) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on May 29, 2015.

DATE: May 29, 2015	By:	/s/ Christopher G. Chavez
Name: Christopher G. Chavez
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Christopher G. Chavez, Michael R. Kramer and Kimberley A. Elting and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on May 29, 2015.

Signature	Title

/s/ Christopher G. Chavez Christopher G. Chavez	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Michael R. Kramer Michael R. Kramer	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ryan D. Drant Ryan D. Drant	Director

/s/ Daniel J. Moore Daniel J. Moore	Director

/s/ Jake R. Nunn Jake R. Nunn	Director

/s/ Douglas A. Roeder Douglas A. Roeder	Director

/s/ James P. Scopa James P. Scopa	Director

/s/ Robert W. Thomas Robert W. Thomas	Director

INDEX TO EXHIBITS

4.1*	Amended and Restated Certificate of Incorporation of the registrant.

4.2*	Amended and Restated Bylaws of the registrant.

5.1	Opinion of Arnold & Porter LLP

23.1	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1**	TriVascular Technologies, Inc. 2008 Equity Incentive Plan and Form of Stock Option Grant Agreement.

99.2**	TriVascular Technologies, Inc. 2014 Equity Incentive Plan and Forms of Award Agreements.

99.3**	TriVascular Technologies, Inc. 2014 Employee Stock Purchase Plan.

*	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Current Report on Form 8-K (File No. 001-36419), filed on April 23, 2014, and incorporated herein by reference.

**	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-194466), originally filed on March 10, 2014, as amended, and incorporated herein by reference.